Exhibit 10(b)(11)


                              CONSULTING AGREEMENT
                              --------------------


     This Consulting Agreement (this "Agreement"), dated as of the 2nd day of August, 1996, is by and between Chemfab Corporation, a Delaware corporation with its principal place of business at 701 Daniel Webster Highway, Merrimack, New Hampshire, on behalf of itself and each of its subsidiaries (hereinafter, individually and collectively, the "Company"), and Dr. Nicholas Pappas, an individual residing at 606 Swallow Hollow Road, Wilmington, Delaware (hereinafter, "Consultant").

     WHEREAS, the Company desires to extend and broaden its technologies, business operations and commercial activities to include materials, products, processes, applications and capabilities that are materially different from, but synergistic with, those currently produced, sold, practiced, and used by the Company;

     WHEREAS, the Company recognizes that such broadening of its existing technologies, business operations and commercial activities will likely best be achieved over time from various sources that are both internal and external to the Company;

     WHEREAS, the Company further recognizes that any such external sources will likely result from transactions such as, but not limited to, business acquisitions, joint ventures and other strategic alliances, licenses, joint development arrangements, joint marketing arrangements or similar arrangements (each, hereinafter, a "Strategic Alliance");

     WHEREAS, Consultant is highly qualified to assist the Company in finding and entering into Strategic Alliances which constitute Diversifying Arrangements (as defined below) due to his experience, knowledge and contacts in the field of materials science and in the plastics industry; and

     WHEREAS, the Company desires to engage the services of Consultant to assist it in finding and entering into Diversifying Arrangements, and Consultant desires to provide said services to the Company as an independent contractor to the Company;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual undertakings hereinafter set forth, the parties hereto agree as follows:

     Section 1.     Definitions.    For  the  purposes of  this  Agreement,  the
following words and expressions shall have the following meanings:

     Section 1.1 "Diversifying Arrangement" shall mean any Strategic Alliance that materially diversifies or extends the Company's technologies, business operations and/or commercial activities to include materials, products, processes, applications and/or capabilities that are materially different from, but synergistic with, those that are produced, sold, practiced, and used by the Company as of the date hereof.

     Section 1.2 "Diversifying Acquisition" shall mean a Diversifying Arrangement in which the Company acquires Control (as defined below) of an Unrelated Business Entity (as defined below) by acquisition or accumulation of its voting stock or other equity interests, by merger or consolidation, or by purchase of all or substantially all of its assets.

     Section 1.3 "Control" shall mean with respect to any Unrelated Business Entity the power to direct the affairs of such Unrelated Business Entity by reason of ownership of voting stock or other equity interests of such Unrelated Business Entity (or of another entity having the power to direct the affairs of such Unrelated Business Entity) or by reason of ownership of assets of such Unrelated Business Entity.

     Section 1.4 "Unrelated Business Entity" shall mean any corporation, operating division of a corporation, or other established business entity theretofore unaffiliated with and unrelated to the Company.

     Section 1.5 "Alternative Diversifying Arrangement" shall mean any Diversifying Arrangement, other than a Diversifying Acquisition, entered into between the Company and any Unrelated Legal Entity (as defined below) that is of such significance and importance to the Company that it is submitted to and approved by the Company's Board of Directors (with Consultant, in his capacity as a director, abstaining from any vote thereon) by resolution adopted prior to the Closing Date with respect thereto.

     Section 1.6    "Unrelated Legal  Entity" shall mean  any Unrelated Business
Entity  or  any  natural   person  or  group  of  natural   persons  theretofore
unaffiliated with and unrelated to the Company.

     Section 1.7 "Closing Date" shall mean in the case of a Diversifying Acquisition the legal closing date for the transaction by which the Company acquires Control of the Unrelated Business Entity, and in the case of an Alternative Diversifying Arrangement the date the contractual agreement(s) that establish the date of such Alternative Diversifying Arrangement become(s) legally binding on the parties under applicable law.

     Section 1.8 "Lead" shall mean any specific business opportunity or idea involving a specified Unrelated Legal Entity that is (1) originated or first identified to the Company by Consultant, (2) presented by Consultant to the Company as a possible transaction that may, if consummated, constitute a Diversifying Arrangement, and (3) confirmed in writing by Consultant to the Company as soon as practicable after it is originated or identified by Consultant.

     Section 1.9 "Qualifying Lead" shall mean any Lead with respect to which Consultant is not informed in writing by the Company, within twenty (20) days after the date of the Company's receipt of Consultant's written confirmation of same, that such Lead does not qualify as a Qualifying Lead because either:

          (a) In the case of a proposed Diversifying Acquisition, the Company had identified the relevant Unrelated Business Entity as a potential subject of a Diversifying Acquisition prior to the initial disclosure of such Lead to the Company by Consultant, as shown by written records in existence at that time or as evidenced by corroborating certifications or testimony by one or more Company employees or third parties, or

          (b) In the case of a proposed Alternative Diversifying Arrangement, the Company had identified the relevant specific business opportunity or idea as a potential Alternative Diversifying Arrangement prior to the initial disclosure of such Lead to the Company by Consultant, as similarly shown by written records or corroborating evidence.

     Section 2.     Consulting Relationship.
                    -----------------------

     Section 2.1 Freedom to Contract. Consultant represents that he is free to enter into this Agreement, that he has not made and will not make any agreements in conflict with this Agreement, and will not disclose to the Company, or use for the Company's benefit, any trade secrets or confidential information now or hereafter in Consultant's possession which is the property of any other party.

     Section 2.2 Independent Contractor. This Agreement shall be construed as an independent contractor's agreement for all purposes. Consultant shall be independent and not an employee of the Company or of any affiliate of the Company, and subject to the provisions of Section 3, Consultant shall control the location and timing of the performance of his services hereunder. Consultant and the Company are not partners or joint ventures with each other with respect to the matters subject to this Agreement and nothing herein shall be construed so as to make them such partners or joint ventures or to impose any obligation or liability as such on them.

     Section 3.     Services Provided.
                    -----------------

     Section 3.1 Consulting Services. In accordance with the provisions of this Agreement, Consultant shall provide consulting services to the Company on an as-needed basis, specifically by providing suggestions, direction and assistance to the Company in finding and entering into Diversifying Arrangements, and in particular by providing appropriate Leads to the Company. The Company shall have no obligation to enter into any agreement or other business arrangement of any kind as a result of its receipt of any Lead or Qualifying Lead from Consultant. Consultant shall provide oral and/or written reports to the Chief Executive Officer of Chemfab Corporation from time to time to apprise the Company of the nature and extent of his efforts and the status of any possible Diversifying Arrangements that he has or is investigating. Consultant hereby accepts such engagement upon the terms and conditions set forth herein.

     Section 3.2 Secretarial Support. The Company shall provide secretarial and administrative support to Consultant on a limited, as-needed basis, particularly during such times as Consultant is performing services at the Company's offices, but only to the extent that such support is reasonably available from existing resources within the Company.

     Section 4.     Compensation, Expenses and Taxes.
                    --------------------------------

     Section 4.1 Compensation and Expenses. The Company shall pay Consultant $7,500 per month (and a corresponding pro rata amount for partial months) for each month (or partial month) during which Consultant provides consulting services hereunder, payable in arrears on the last day of each month. For the term of this Agreement, the Company shall reimburse Consultant for documented, reasonable out-of-pocket expenses incurred in the performance of consulting services hereunder, provided that Consultant's requests for reimbursement (together with reasonable supporting documentation) are submitted to the Company within forty-five (45) days after the date on which such expenses were incurred.

     Section 4.2    Grant of Options.
                    ----------------

          (a) If, as a result of any Qualifying Lead from Consultant, the Company consummates a Diversifying Acquisition for which the Closing Date occurs within twenty-four (24) months after the date of the Company's receipt of Consultant's written confirmation of the related Lead, then, subject to Section 4.2(c) hereof, the Company shall grant Consultant, on the tenth (10th) business day following such Closing Date, an option (an "Option") to purchase forty-five thousand (45,000) shares of the Company's Common Stock; provided; however, that if Consultant previously received an Option, pursuant to Section 4.2(b), with respect to the same Unrelated Business Entity with which the Company consummated such Diversifying Acquisition, then the Option granted to Consultant pursuant to this Section 4.2(a) shall be an Option to purchase twenty-five thousand (25,000) shares of the Company's Common Stock.

          (b) If, as a result of any Qualifying Lead from Consultant, the Company consummates an Alternative Diversifying Arrangement for which the Closing Date occurs within twenty-four (24) months after the date of the Company's receipt of Consultant's written confirmation of the related Lead, then, subject to Section 4.2(c) hereof, the Company shall grant Consultant, on the tenth (10th) business day following such Closing Date, an Option to purchase twenty thousand (20,000) shares of the Company's Common Stock.

          (c) No Option shall be granted hereunder unless Consultant, in his capacity as Consultant, a director of the Company, or otherwise, is eligible on the date of the grant of such Option to receive non-qualified stock options under a Company stock option plan as in effect on such date (the "Plan"). The number of shares for which Options may be granted pursuant to this Section 4.2, and the number of shares for which any Option is exercisable, shall be automatically adjusted, as appropriate, to account for any stock dividends, stock splits or contractions, reclassifications, or similar changes in the Company's Common Stock.

     Section 4.3 Terms of the Option. Any Option shall (i) be granted pursuant to the Plan as a non-qualified option, (ii) have an exercise price equal to the closing price of the Company's Common Stock on the date of grant thereof (or, in the event that no trading of the Company's Common Stock occurred on such date, on the business day last preceding such date for which such information was reported), (iii) vest in full on the date of grant thereof, and
(v) be subject to the terms and conditions of the Plan and an Option Agreement representing such Option.

     Section 4.4 Responsibility for Taxes. All compensation (including the grant of Options) to be paid to Consultant hereunder shall be paid without deduction or withholding of any federal, state, local or foreign taxes, and Consultant shall be solely responsible for and pay all federal, state, local and foreign taxes due with respect thereto and all other deductions required by law. Consultant agrees to indemnify the Company and hold it harmless from and against any liability, cost or expense (including, without limitation, court costs and attorney's fees) resulting from Consultant's breach of his obligations under this Section 4.4. The Company shall have the right to set off against any payments owing to Consultant any amounts owed to the Company by Consultant as a result of any breach of Consultant's obligations under this Section 4.4.

     Section 5.     Term.
                    ----

     Section 5.1 General. This Agreement shall take effect as of the date first above written, and shall remain in effect until November 30, 1996, or until earlier terminated under the provisions of this Section 5. This Agreement may be renewed or extended by mutual written agreement of the parties.

     Section 5.2 Survival of Certain Provisions. The provisions of the following sections shall survive the termination of this Agreement: 4 (but, as to Section 4.2, only with respect to any Leads (that subsequently become Qualifying Leads hereunder) of which Consultant has given written confirmation to the Company prior to or as of the date of termination of this Agreement) 5 and 7. Furthermore, termination of this Agreement shall not affect any other obligations of either party that have accrued prior to or as of the date of termination.

     Section 5.3    Termination.  The Company  shall have the right upon  thirty
(30) days' notice to terminate this Agreement without cause (as defined below), and immediately upon notice to terminate this Agreement with cause (as defined below), with no compensation to accrue or to be owing in respect of any period after the effective date of such termination and no liability of any kind to accrue on account of such termination. For the purposes of this Section 5.3, the term "cause" shall mean a breach of this Agreement by Consultant.

     Section 6. Confidentiality and Assignment of Inventions. Simultaneously with the execution of this Agreement, the parties hereto shall enter into an Independent Contractor Confidentiality and Assignment of Inventions Agreement, substantially in the form of Exhibit A hereto (the "Confidentiality Agreement"). Such Confidentiality Agreement shall survive any termination of this Agreement.

     Section 7.     Provisions of General Application.
                    ---------------------------------

     Section 7.1    Governing  Law.     This   Agreement  and  the   rights  and
obligations of the parties hereunder shall be construed, interpreted and determined in accordance with the laws of the State of New Hampshire.

     Section 7.2 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which, taken together, shall constitute one and the same instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart.

     Section 7.3 Entire Agreement. This Agreement, including the Confidentiality Agreement, represents the entire understanding and agreement between the parties as to the subject matter hereof. No prior, concurrent or subsequent agreement, whether written or oral, shall be construed to change, amend, alter, repeal or invalidate this Agreement, unless this Agreement is specifically identified in and made subject to such other written agreement.

     Section 7.4    Amendment.   This Agreement may be amended only by a written
instrument executed in one or more counterparts by the parties hereto.

     Section 7.5 Waiver. No consent to or waiver of any breach or default in the performance of any obligation hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance of any of the same or any other obligation hereunder. Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of the duration of such failure, shall not constitute a waiver of rights hereunder and no waiver hereunder shall be effective unless it is in writing, executed by the party waiving the breach or default hereunder.

     Section 7.6 Headings. The headings of sections and subsections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement or to affect the meaning of any of its provisions.

     Section 7.7 Severability. If any provision of this Agreement shall, in whole or in part, prove to be invalid for any reason, such invalidity shall affect only the portion of such provision which shall be invalid, and in all other respects this Agreement shall stand as if such invalid provision, or the invalid portion thereof, had not been a part hereof.

     Section 7.8 Notices and Other Communications. All notices and other communications required hereunder shall be effective if in writing and if delivered by hand or set via U.S. mail or telecopier (a) if to Consultant, at his residence address first set forth above, and (b) if to the Company, at its principal business address first set forth above, or to such other persons or addresses as the parties hereto may specify by a written notice to the other from time to time.

     IN WITNESS WHEREOF, this Agreement has been executed by the Company, by its duly authorized officer, and by Consultant, as of the date first above written.

                                   CHEMFAB CORPORATION



                                   By:

                                      ------------------------------------------
-
                                        Duane C. Montopoli
                                        Chief Executive Officer



                                   By:

                                      ------------------------------------------
-                                            Dr. Nicholas Pappas